EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559 - 8154
Investor Relations Contact: Elyse Lorenzato (412) 352 -1423

MSA Safety Announces Second Quarter Results
Strong execution and a resilient business model provide support in a challenging environment

PITTSBURGH, July 29, 2020 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported results for the second quarter of 2020.

Quarterly Highlights

•Revenue was $314 million, decreasing 10 percent from a year ago on a reported basis and
8 percent on a constant currency basis.

•GAAP operating income was $48 million or 15.4 percent of sales, compared to $54 million or 15.6 percent of sales in the same period a year ago. Adjusted operating income was $59 million or 18.7 percent of sales, compared to $64 million or 18.4 percent of sales in the same period a year ago.

•GAAP earnings were $36 million or $0.92 per diluted share, compared to $40 million or $1.01 per diluted share in the same period a year ago. Adjusted earnings were $44 million or $1.11 per diluted share, compared to $48 million or $1.22 per diluted share in the same period a year ago. Adjusted earnings include $0.03 per share of headwind from higher noncash pension expense, in line with the company's expectations.

•Operating cash flow was $69 million, nearly doubling from a year ago on strong working capital management and lower product liability payments. MSA paid down $37 million of debt, funded $17 million of dividends, and invested $13 million in capital expenditures in the quarter.

•MSA's debt balance was $335 million at quarter end, reflecting 1.2x adjusted EBITDA on a gross basis or 0.7x adjusted EBITDA on a net basis. With more than $136 million in cash and significant room available under its current debt covenants, the company has ample liquidity and flexibility to maintain its balanced capital allocation strategy.
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Comments from Management

“Our second quarter results reflect strong execution and a resilient business model in a challenging environment,” said Nish Vartanian, MSA Chairman, President and CEO. “Our diversified portfolio and continued focus on productivity yielded adjusted operating margin expansion of 30 basis points. It's particularly noteworthy that we achieved this level of margin performance on lighter sales volume,” he said. Mr. Vartanian added that in addition to lower discretionary costs, strategic growth and profitability improvement programs supported the strong performance. "The returns from our investments in our respirator manufacturing capabilities, combined with solid execution of our International segment margin improvement programs, were clear highlights of the quarter."

The company's quarterly results include 63 percent revenue growth in air-purifying respirators. "In response to the global shortage of personal protective equipment, we have started to make investments to ramp up and modernize our manufacturing operations associated with the air-purifying respirator side of our business,” Mr. Vartanian explained. “These investments will help us improve lead times for our existing industrial and first responder customers, while positioning MSA to respond to potential growth opportunities.” He added that the company's unwavering mission of protecting people at work, in an ongoing pandemic environment, is more relevant than ever before.

In MSA’s International segment, profitability improvement programs helped drive adjusted operating margin expansion of 310 basis points in the quarter and 240 basis points for the year to date. “Our focus on price realization across MSA International is supporting gross profit improvements, and previously executed restructuring programs are enabling operating expense leverage,” said Mr. Vartanian.

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Mr. Vartanian noted that business conditions remain challenging and a number of external factors could impact how the second half of 2020 unfolds for the company. “While we expect a tough environment in the near term, we continue to focus on leveraging our diversified portfolio, controlling discretionary costs, and investing in long-term growth and productivity programs that will position MSA to emerge from this downturn as an even stronger organization," he concluded.

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MSA Safety Incorporated
Condensed Consolidated Statement of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net sales	$314,438	$349,675	$655,583	$675,713
Cost of products sold	172,841	188,591	356,627	364,647
Gross profit	141,597	161,084	298,956	311,066

Selling, general and administrative	69,034	84,009	149,271	162,437
Research and development	13,760	14,256	27,872	27,962
Restructuring charges	8,865	3,522	10,872	9,353
Currency exchange losses, net (a)	793	1,290	1,063	18,251
Product liability expense	851	3,529	2,802	6,425
Operating income	48,294	54,478	107,076	86,638

Interest expense	2,459	4,470	5,602	6,830
Other income, net	(2,000)	(3,342)	(3,258)	(5,921)
Total other expense, net	459	1,128	2,344	909

Income before income taxes	47,835	53,350	104,732	85,729
Provision for income taxes	11,429	13,238	24,523	22,241
Net income	36,406	40,112	80,209	63,488
Net income attributable to noncontrolling interests	(340)	(306)	(468)	(450)
Net income attributable to MSA Safety Incorporated	$36,066	$39,806	$79,741	$63,038

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$0.93	$1.03	$2.05	$1.63
Diluted	$0.92	$1.01	$2.03	$1.61

Basic shares outstanding	38,830	38,663	38,826	38,602
Diluted shares outstanding	39,195	39,160	39,273	39,124
(a) currency exchange losses for the six months ended June 30, 2019 includes a $15.4 million non-cash charge related to the recognition of currency translation adjustments associated with the closure of MSA's South Africa affiliates.

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MSA Safety Incorporated
Condensed Consolidated Balance Sheet (Unaudited)
(In thousands)

	June 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$136,238	$152,195
Trade receivables, net	240,137	255,082
Inventories	225,410	185,027
Notes receivable, insurance companies	3,736	3,676
Other current assets	116,029	97,383
Total current assets	721,550	693,363

Property, net	170,184	167,038
Operating lease assets, net	47,106	51,675
Prepaid pension cost	80,775	75,066
Goodwill	430,671	436,679
Notes receivable, insurance companies, noncurrent	52,988	52,336
Insurance receivable, noncurrent	51,033	56,169
Other noncurrent assets	198,628	207,367
Total assets	$1,752,935	$1,739,693

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$20,000	$20,000
Accounts payable	96,513	89,120
Other current liabilities	176,845	168,389
Total current liabilities	293,358	277,509

Long-term debt, net	314,500	328,394
Pensions and other employee benefits	185,464	186,697
Noncurrent operating lease liabilities	38,826	42,632
Deferred tax liabilities	10,533	9,787
Product liability and other noncurrent liabilities	161,600	162,101
Total shareholders' equity	748,654	732,573
Total liabilities and shareholders' equity	$1,752,935	$1,739,693

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MSA Safety Incorporated
Condensed Consolidated Statement of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Net income	$36,406	$40,112	$80,209	$63,488
Depreciation and amortization	9,786	9,466	19,428	18,792
Change in working capital and other operating	23,232	(13,250)	(16,606)	(44,735)
Cash flow from operating activities	69,424	36,328	83,031	37,545

Capital expenditures	(13,272)	(8,628)	(19,834)	(13,525)
Acquisition, net of cash acquired	—	(33,196)	—	(33,196)
Change in short-term investments	10,210	1,639	(9,402)	(17,302)
Property disposals and other investing	(9)	69	83	81
Cash flow used in investing activities	(3,071)	(40,116)	(29,153)	(63,942)

Change in debt	(37,000)	22,973	(9,000)	37,064
Cash dividends paid	(16,721)	(16,282)	(33,052)	(30,934)
Other financing	873	(1,410)	(24,124)	(7,391)
Cash flow (used in) from financing activities	(52,848)	5,281	(66,176)	(1,261)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	102	2,236	(3,654)	(985)

Increase (decrease) in cash, cash equivalents and restricted cash	$13,607	$3,729	$(15,952)	$(28,643)

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2020
Sales to external customers	$204,231	$110,207	$—	$314,438
Operating income				48,294
Operating margin %				15.4%
Restructuring charges				8,865
Currency exchange losses, net				793
Product liability expense				851
Strategic transaction costs				64
Adjusted operating income (loss)	49,003	17,402	(7,538)	58,867
Adjusted operating margin %	24.0%	15.8%		18.7%
Depreciation and amortization				9,786
Adjusted EBITDA	55,620	20,474	(7,441)	68,653
Adjusted EBITDA %	27.2%	18.6%		21.8%

Three Months Ended June 30, 2019
Sales to external customers	$231,389	$118,286	$—	$349,675
Operating income				54,478
Operating margin %				15.6%
Restructuring charges				3,522
Currency exchange losses, net				1,290
Product liability expense				3,529
Strategic transaction costs				1,529
Adjusted operating income (loss)	57,689	15,072	(8,413)	64,348
Adjusted operating margin %	24.9%	12.7%		18.4%
Depreciation and amortization				9,466
Adjusted EBITDA	63,842	18,288	(8,316)	73,814
Adjusted EBITDA %	27.6%	15.5%		21.1%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, and strategic transaction costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Six Months Ended June 30, 2020
Sales to external customers	$435,484	$220,099	$—	$655,583
Operating income				107,076
Operating margin %				16.3%
Restructuring charges				10,872
Currency exchange losses, net				1,063
Product liability expense				2,802
Strategic transaction costs				161
COVID-19 related costs				757
Adjusted operating income (loss)	108,811	30,073	(16,153)	122,731
Adjusted operating margin %	25.0%	13.7%		18.7%
Depreciation and amortization				19,428
Adjusted EBITDA	121,878	36,239	(15,958)	142,159
Adjusted EBITDA %	28.0%	16.5%		21.7%

Six Months Ended June 30, 2019
Sales to external customers	$445,076	$230,637	$—	$675,713
Operating income				86,638
Operating margin %				12.8%
Restructuring charges				9,353
Currency exchange losses, net				18,251
Product liability expense				6,425
Strategic transaction costs				1,985
Adjusted operating income (loss)	112,492	26,112	(15,952)	122,652
Adjusted operating margin %	25.3%	11.3%		18.2%
Depreciation and amortization				18,792
Adjusted EBITDA	124,742	32,459	(15,757)	141,444
Adjusted EBITDA %	28.0%	14.1%		20.9%

The Americas segment is comprised of our operations in North America and Latin America geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.

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Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, strategic transaction costs and COVID-19 related costs, and adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended June 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	1%	(17)%	(21)%	(33)%	(7)%	(32)%	(15)%	22%	(10)%
Plus: Currency translation effects	2%	—%	5%	2%	1%	3%	2%	5%	2%
Constant currency sales change	3%	(17)%	(16)%	(31)%	(6)%	(29)%	(13)%	27%	(8)%

	Six Months Ended June 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	1%	(10)%	(12)%	(16)%	4%	(21)%	(6)%	22%	(3)%
Plus: Currency translation effects	1%	—%	5%	2%	1%	3%	1%	5%	2%
Constant currency sales change	2%	(10)%	(7)%	(14)%	5%	(18)%	(5)%	27%	(1)%
* Non-Core Sales include Air-Purifying Respirators.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.
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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended June 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	(1)%	(14)%	(33)%	(40)%	(6)%	(39)%	(18)%	37%	(12)%
Plus: Currency translation effects	1%	—%	6%	3%	1%	3%	2%	6%	2%
Constant currency sales change	—%	(14)%	(27)%	(37)%	(5)%	(36)%	(16)%	43%	(10)%

	Six Months Ended June 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	1%	(7)%	(18)%	(19)%	8%	(21)%	(7)%	35%	(2)%
Plus: Currency translation effects	1%	—%	5%	2%	1%	3%	2%	5%	2%
Constant currency sales change	2%	(7)%	(13)%	(17)%	9%	(18)%	(5)%	40%	—%
* Non-Core Sales include Air-Purifying Respirators.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended June 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	5%	(32)%	19%	(19)%	(8)%	(20)%	(8)%	—%	(7)%
Plus: Currency translation effects	3%	1%	4%	2%	2%	3%	2%	3%	3%
Constant currency sales change	8%	(31)%	23%	(17)%	(6)%	(17)%	(6)%	3%	(4)%

	Six Months Ended June 30, 2020
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection	Fall Protection	Core Sales	Non-Core Sales*	Net Sales
GAAP reported sales change	—%	(23)%	9%	(11)%	(2)%	(20)%	(6)%	5%	(5)%
Plus: Currency translation effects	3%	2%	4%	3%	2%	2%	2%	3%	3%
Constant currency sales change	3%	(21)%	13%	(8)%	—%	(18)%	(4)%	8%	(2)%
* Non-Core Sales include Air-Purifying Respirators.

Management believes that constant currency revenue growth is a useful metric for investors, as foreign currency translation can have a material impact on revenue growth trends. Constant currency revenue growth highlights ongoing business performance excluding the impact of fluctuating foreign currencies, which is outside of management's control. There can be no assurances that MSA's definition of constant currency revenue growth is consistent with that of other companies. As such, management believes that it is appropriate to consider revenue growth determined on a GAAP basis in addition to this non-GAAP financial measure.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2020
	Consolidated	Americas	International
Breathing Apparatus	3%	—%	8%
Fixed Gas and Flame Detection	(6)%	(5)%	(6)%
Industrial Head Protection	(16)%	(27)%	23%
Firefighter Helmets and Protective Apparel	(17)%	(14)%	(31)%
Fall Protection	(29)%	(36)%	(17)%
Portable Gas Detection	(31)%	(37)%	(17)%
Core Sales	(13)%	(16)%	(6)%

Non-Core Sales *	27%	43%	3%

Net Sales	(8)%	(10)%	(4)%

	Six Months Ended June 30, 2020
	Consolidated	Americas	International
Breathing Apparatus	2%	2%	3%
Fixed Gas and Flame Detection	5%	9%	—%
Industrial Head Protection	(7)%	(13)%	13%
Firefighter Helmets and Protective Apparel	(10)%	(7)%	(21)%
Fall Protection	(18)%	(18)%	(18)%
Portable Gas Detection	(14)%	(17)%	(8)%
Core Sales	(5)%	(5)%	(4)%

Non-Core Sales *	27%	40%	8%

Net Sales	(1)%	—%	(2)%

* Non-Core Sales include Air-Purifying Respirators.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2020	2019	% Change	2020	2019	% Change

Net income attributable to MSA Safety Incorporated	$36,066	$39,806	(9)%	$79,741	$63,038	26%
Non-deductible non-cash charge related to the recognition of currency translation adjustments (a)	—	—		—	15,359
Tax (benefit) / charge associated with ASU 2016-09: Improvements to employee share-based payment accounting	(348)	429		(1,619)	(1,993)
Subtotal	35,718	40,235	(11)%	78,122	76,404	2%

Restructuring charges	8,865	3,522		10,872	9,353
Product liability expense	851	3,529		2,802	6,425
Currency exchange losses, net	793	1,290		1,063	2,892
Strategic transaction costs	64	1,529		161	1,985
Asset related losses, net	5	208		127	233
COVID-19 related costs	—	—		757	—
Income tax expense on adjustments	(2,613)	(2,439)		(3,914)	(5,034)
Adjusted earnings	$43,683	$47,874	(9)%	$89,990	$92,258	(2)%

Adjusted earnings per diluted share	$1.11	$1.22	(9)%	$2.29	$2.36	(3)%

(a) Included in Currency exchange losses, net on the Condensed Consolidated Statement of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Debt to adjusted EBITDA / Net debt to adjusted EBITDA (Unaudited)
(In thousands)

Twelve Months Ended June 30,
2020
Operating income	$206,668
Depreciation and amortization	38,654
Product liability expense	22,996
Restructuring charges	15,365
Currency exchange losses, net	2,626
Strategic transaction costs	2,576
COVID-19 related costs	757
Adjusted EBITDA	$289,642

Total end-of-period debt	334,500

Debt to adjusted EBITDA	1.2

Total end-of-period debt	334,500
Total end-of-period cash and cash equivalents	136,238
Net debt	$198,262

Net debt to adjusted EBITDA	0.7

Management believes that Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA are useful measures for investors, as management uses these measures to internally assess the company’s liquidity and balance sheet strength. There can be no assurances that that MSA's definition of Debt to Adjusted EBITDA and Net Debt to Adjusted EBITDA is consistent with that of other companies.

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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2019 revenues of $1.4 billion, MSA employs approximately 5,000 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 20, 2020. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward looking statements contained herein, except as required by law.

Non-GAAP Financial Measures: This press release includes certain non-GAAP financial measures. These financial measures include constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, debt to adjusted EBITDA ratio, net debt to adjusted EBITDA ratio, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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